JNL SERIES TRUST
                               DISTRIBUTION PLAN

     WHEREAS, JNL Series Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act").

     WHEREAS, the Trust currently issues the series of shares of beneficial interest in the Trust listed on Schedule A hereto (the "Funds") and each Fund represents a separate portfolio of investments of the Trust.

     WHEREAS, the Trust has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act, whereby a Fund may issue one or more classes of shares, as shown on Schedule A hereto.

     WHEREAS, the Board of Trustees has determined that it is appropriate and desirable to use assets of Class A Shares of the Funds to reimburse certain distribution and related service expenses that are primarily intended to result in the sale of such Class A Shares of the Funds.

     WHEREAS, in furtherance of the purposes of this Distribution Plan (this "Plan") the Trust has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors, LLC (the "Distributor") pursuant to which the Distributor will serve as distributor of the securities of the Funds.

     WHEREAS, a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (the "Disinterested Trustees") and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Rule 12b-1 Trustees"), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the applicable Funds and their shareholders.

     NOW, THEREFORE, this Plan is adopted by the Trust on behalf of the Funds, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

1.	AUTHORIZED DISTRIBUTION AND/OR SERVICE 12b-1 FEES.

     (a) For purposes of Section 1 hereof, "Recipient" shall mean any broker or dealer, administrator, or other that (i) has rendered assistance (whether direct, administrative, or both) in the distribution of Class A Shares of a Fund; (ii) has furnished or will furnish the Distributor with such information as the Distributor has requested or may request to answer such questions as may arise concerning the sale of Class A Shares of a Fund; and (iii) has been selected by the Distributor to receive payments under this Plan. Notwithstanding the foregoing, a majority of the Rule 12b-1 Trustees may remove any broker or dealer, administrator, or other as a Recipient.

     (b) Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and related additional service expenses incurred in promoting the sale of the Fund's Class A Shares at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto. Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements. Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days at the end of each month. In no event shall such payments exceed the Distributor's actual distribution and related service expenses for that month. The Distributor shall use such payments to reimburse itself for providing distribution and related additional services of the type contemplated herein and reviewed from time to time by the Board of Trustees, or for compensating Recipients for providing or assisting in providing such distribution and related additional services. The types of distribution and related service activities that may be reimbursed pursuant to Section 1 hereof, include, but are not limited to, the following:

          (i) Development, preparation, printing and mailing of Fund sales literature and other promotional materials describing and/or relating to the Fund, including materials intended for use by Jackson National Insurance Company and its affiliates, or for broker-dealer only use or retail use;

          (ii)	Holding or participating in seminars and sales meetings for
               registered representatives designed to promote the distribution of Fund shares;

          (iii) Servicing fees requested by broker-dealers or other financial intermediaries who sell variable insurance products that offer the Funds;

          (iv)	Obtaining information and providing explanations to variable insurance contract owners regarding the Funds' investment objectives and policies and other information about the Funds, including performance of the Funds;

          (v)	Training sales personnel regarding sales of variable insurance contracts that relate to the Funds offered under those contracts; and

          (vi)	Financing other activities that the Board of Trustees determines are primarily intended to result in the servicing or sale of Fund shares.

     (c)	The provisions of Section 1 hereof shall apply in respect of the Class
          A Shares of the Funds shown on Schedule A hereto, as such schedule may be amended from time to time.

2.	LIMITATIONS ON CHARGES AND FEES. Notwithstanding anything in this Plan to the contrary, all amounts payable by a Fund pursuant to Section 1 hereof shall be subject to, in the aggregate, the limitations on the payment of asset-based sales charges and service fees set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

3.	MISCELLANEOUS.

     (a)	Effectiveness. This Plan shall not take effect with respect to a Fund
          (or a class of shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the
          Trust entitled to vote thereon and (ii) this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2)the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. As additional Funds or classes of shares are established, this Plan shall not take effect respect such Funds or classes of shares until this Plan, together with any related agreements, has been approved by a vote of both (1) the
          Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. Subject to approval as required by this paragraph and any other approvals required by the
          Act and the rules thereunder, this Plan shall take effect at the time specified by the Board of Trustees, or, if no such time is specified by the Trustees, at the time that all necessary approvals have been obtained.

     (b)	Continuation. This Plan shall continue in full force and effect as to a Fund (or a class of shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the
          Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on this
          Plan.

     (c)	Reports. The Distributor shall provide to the Board of Trustees a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act.

     (d)	Related Agreements. Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Trust or any Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon, on not more than 30-days' written notice to any other party to the agreement, and (ii) that the agreement will terminate automatically in the event of its "assignment" (as defined in the Act).

     (e)	Termination. This Plan may be terminated as to the Trust or any Fund
          (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of Trust entitled to vote thereon.

     (f)	Amendments. This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval. This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is approved by a majority of the outstanding voting securities of the applicable Fund or class shares thereof and by a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

     (g)	Disinterested Trustees. While this Plan is in effect, at least a majority of the Trustees of the Trust must be Disinterested Trustees; only those Trustees may select and nominate any other Disinterested Trustees; and any person who acts as legal counsel for the Disinterested Trustees must be an "independent legal counsel" (as defined in the Act).

     (h)	Records. The Trust shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the
          Act for a period of not less than six years from the date of this Plan or any such agreement or report, the first two years in an easily accessible place.

     (i)	Severability. The provisions of this Plan are severable as to each
          Fund or class of shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of shares affected by the matter.

Adopted: October 11, 2010

                                   SCHEDULE A

FUND                              	CLASS                         MAXIMUM
                                                                 12b-1 FEE(1)

JNL/American Funds Blue Chip
Income and Growth Fund 	          Class A                         0.25%
                                   Class B	                      None

JNL/American Funds Global
Bond Fund	                         Class A                         0.25%
                                   Class B	                      None

JNL/American Funds Global Small
Capitalization Fund	               Class A                         0.25%
                                   Class B	                      None

JNL/American Funds
Growth-Income Fund	               Class A                         0.25%
                                   Class B	                      None

JNL/American Funds International
Fund	                              Class A                         0.25%
                                   Class B	                      None

JNL/American Funds New World Fund	Class A                         0.25%
                                   Class B	                      None

JNL/BlackRock Commodity
Securities Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/BlackRock Global
Allocation Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Capital Guardian U.S.
Growth Equity Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Capital Guardian Global
Diversified Research Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/Capital Guardian Global
Balanced Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Eagle Core Equity Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/Eagle SmallCap Equity Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Franklin Templeton Founding
Strategy Fund	                    Class A	                      None

JNL/Franklin Templeton Global
Growth Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Franklin Templeton Income Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Franklin Templeton
International Small Cap
Growth Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Franklin Templeton Mutual .
Shares Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Franklin Templeton Small
Cap Value Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Goldman Sachs Core Plus
Bond Fund 	                    Class A                         0.20%
                                   Class B	                      None

JNL/Goldman Sachs Emerging
Markets Debt Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Goldman Sachs Mid Cap
Value Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Goldman Sachs U.S.
Equity Flex Fund	               Class A                         0.20%
                                   Class B	                      None

JNL Institutional Alt 20 Fund	     Class A	                      None

JNL Institutional Alt 35 Fund	     Class A	                      None

JNL Institutional Alt 50 Fund	     Class A	                      None

JNL Institutional Alt 65 Fund	     Class A	                      None

JNL/Invesco International
Growth Fund	                    Class A                         0.20%
                                   Class B                         None

JNL/Invesco Large Cap Growth Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Invesco Global Real
Estate Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Invesco Small Cap Growth Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Ivy Asset Strategy Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/JPMorgan International
Value Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/JPMorgan MidCap Growth Fund	Class A                         0.20%
                                   Class B	                      None

JNL/JPMorgan U.S. Government
& Quality Bond Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Lazard Emerging Markets Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Lazard Mid Cap Equity Fund	Class A                         0.20%
                                   Class B	                      None

JNL/M&G Global Basics Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/M&G Global Leaders Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
Bond Index Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
Global Alpha Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
European 30 Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
Index 5 Fund 	                    Class A	                      None

JNL/Mellon Capital Management
International Index Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
Pacific Rim 30 Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
Small Cap Index Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
10 x 10 Fund	                    Class A	                      None

JNL/Mellon Capital Management
S&P 500 Index Fund	               Class A                         0.20%
                                   Class B	                      None

JNL/Mellon Capital Management
S&P 400 MidCap Index Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/Oppenheimer Global Growth Fund	Class A                         0.20%
                                   Class B	                      None

JNL/PAM Asia ex-Japan Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/PAM China-India Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/PIMCO Real Return Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/PIMCO Total Return Bond Fund	Class A                         0.20%
                                   Class B	                      None

JNL/PPM America High Yield
Bond Fund	                         Class A                         0.20%
                                   Class B	                      None

JNL/PPM America Mid Cap Value Fund	Class A                         0.20%
                                   Class B	                      None

JNL/PPM America Small Cap
Value Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/PPM America Value Equity Fund	Class A                         0.20%
                                   Class B	                      None

JNL/Red Rocks Listed Private
Equity Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/Select Balanced Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/Select Money Market Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/Select Value Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/T. Rowe Price Established
Growth Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/T. Rowe Price Mid-Cap
Growth Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/T. Rowe Price Short-Term
Bond Fund	                         Class A                         0.20%
                                   Class B	                      None

JNL/T. Rowe Price Value Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/S&P Managed Growth Fund 		                                None

JNL/S&P Managed Conservative Fund                                  None

JNL/S&P Managed Moderate Growth Fund                               None

JNL/S&P Managed Moderate Fund                                      None

JNL/S&P Managed Aggressive Growth Fund                             None

JNL/S&P Disciplined Moderate Fund	                                None

JNL/S&P Disciplined Moderate Growth Fund	                      None

JNL/S&P Disciplined Growth Fund	                                None

JNL/S&P Competitive Advantage
Fund	                              Class A                         0.20%
                                   Class B	                      None

JNL/S&P Dividend Income &
Growth Fund	                    Class A                         0.20%
                                   Class B	                      None

JNL/S&P Intrinsic Value Fund	     Class A                         0.20%
                                   Class B	                      None

JNL/S&P Total Yield Fund	          Class A                         0.20%
                                   Class B	                      None

JNL/S&P 4 Fund		                                               None

(1) As a percentage of the average daily net assets attributable to the specified class of shares.